UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 14, 2022

Sun Pacific Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Highway 9 South, Suite 388, Manalapan, New Jersey 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 8 – Other Events

SNPW Subsidiary Sun Pacific Power Corp Receives “A” Investment Grade Underwriter Support to Provide Insurance Wrap for $50 Million Funding of its US Solar Manufacturing Plant

MANALAPAN, N.J., November 14, 2022 – Sun Pacific Holding Corp. (Other OTC: SNPW) announces that its wholly owned subsidiary, Sun Pacific Power (“SPP”) is pleased to report on important progress on the company’s previously announced contract with Invictus to provide an insurance wrap for a $50 million-dollar funding of our planned US based solar manufacturing plant through Lloyds of London. After a process of detailed due diligence on the project, Invictus has identified and secured the non-binding support of one of the leading insurance practitioners on its preferred panel of “A” Investment Grade Credit Rated underwriters.

Operating within the Lloyd’s of London insurance market, the contract certainty, experience, knowledge, and market reputation of this underwriter are beyond reproach. Through a process of coinsurance, the lead underwriter will issue the proposed suite of insurance policies and be the single point of contact for all correspondence and documentation to manage all claims, endorsements, and renewals. Invictus confirms that the preferred funding partner(s) will be formally endorsed to the complete suite of policies so that in the event of a successful claim the underwriters will be legally obligated to settle the monies directly to that funder.

Nicholas Campanella, CEO of Sun Pacific Holding Corp, stated, “It is extremely gratifying to see the swift action by Invictus to secure the high level “A” Investment Grade underwriter support which will now help move the financing for our planned solar power project forward to its next stage. We have already located a well suited 200k sq ft property in Alabama that will meet all our facility requirements and be able to produce over 1GW of solar panels per year for our customers. This project should become a cornerstone of the SNPW renewable energy business plan in the near future.”

About Sun Pacific Holding Corp.

Sun Pacific Holding Corp. (Other OTC: SNPW) uses management’s knowledge and experience to serve its customers and now its shareholders through quality service and equipment, working to keep customers satisfied, and by doing our part in protecting the environment with smart green technology. For more information, visit www.sunpacificholding.com.

Safe Harbor and Forward-Looking Statements

This news release contains statements that involve expectations, plans or intentions (such as those relating to future expansion or financial results) and other factors discussed from time to time in the Company’s OTC Markets filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

IR Contact

Sun Pacific Holding Corp

345 Highway 9 South Suite 388

Manalapan, NJ 07726

Phone: +1 (888) 845-0242

Email: ir@sunpacificholding.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)

Date:	November 14th, 2022
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director